Exhibit 99.1

PayPal Introduces Outlook for Accelerating Growth at Investor Day

Announces New Unified Merchant Offering, Strategic Partnership with Verifone, and Fastlane

Expansion to International Markets

Company expects high single-digit transaction margin dollar (TM $) growth1 and low teens+ non-GAAP EPS growth by 2027

SAN JOSE, Calif., (February 25, 2025)—PayPal Holdings, Inc. (NASDAQ: PYPL) will host an Investor Day today in New York City beginning at 8:30 a.m. EST. The previously announced event will feature presentations from PayPal senior leadership and an overview of its strategic and growth plans for the next several years. In conjunction with the event, the company is providing its medium-term growth outlook (2025 to 2027) and longer-term ambitions.

“Our vision is for PayPal to be the commerce platform powering the global economy, and we have the scale, ubiquity, and data advantages to make that happen,” said Alex Chriss, President and CEO, PayPal. “In 2024, we returned PayPal to profitable growth. We have increased our innovation velocity and are consolidating to one platform to meet the evolving needs of both consumers and merchants. Looking ahead, we expect high single-digit transaction margin dollar growth1 and low teens+ non-GAAP EPS growth by 2027. We have a clear strategy designed to accelerate profitable growth for years to come.”

Outlook for Accelerating Growth

During today’s event, PayPal will reaffirm its 2025 financial guidance, initiate its 2027 outlook, and share its longer-term growth ambitions:

Financial Metric	2025 Guidance (reaffirmed)	Outlook by 2027	Longer-term Ambition
TM $s ex interest on customer balances	At least 5% growth	High single-digit growth	10%+ growth
Non-GAAP Earnings Per Share	6-10% growth	Low teens+ growth	20%+ growth

Please see “Non-GAAP Financial Measures” for reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures and important additional information.

New Unified Merchant Offering: PayPal Open

As part of the event, PayPal will announce its new merchant offering, PayPal Open, one platform for all businesses. With PayPal Open, businesses, including developers and partners, will be able to easily discover and integrate commerce enablement tools, ranging from payments to financial services to risk solutions within the PayPal ecosystem. Additionally, this platform integrates with external commerce partners, providing access to an even wider variety of offerings to help merchants support continuity and scale their businesses. PayPal Open will soon be available in the US and expand to the UK and Germany in the next year, with additional markets to follow. Learn more about PayPal Open by visiting PayPal.com/PayPalOpen.

[1]	Transaction margin dollar growth excluding the impact of interest on customer balances

Strategic Omnichannel Partnership with Verifone

PayPal also announced an expanded partnership with Verifone to deliver seamless omnichannel payment acceptance solutions to enterprise merchants. This strategic partnership will bring together Verifone’s in-person payment assets with PayPal’s enterprise payment processing and e-commerce capabilities, known as Braintree, to offer merchants a flexible and scalable omnichannel payments acceptance solution. With Verifone’s focus on payments hardware, and PayPal’s experience in payments processing, the two companies will plan to rapidly scale and support merchants across the globe. This omnichannel offering will be a part of PayPal Open. Learn more at https://newsroom.paypal-corp.com/.

Fastlane Expanding to International Markets

PayPal also announced an expanded strategic relationship with J.P. Morgan Payments to offer Fastlane for its merchant clients in the UK and Europe. Fastlane is a guest checkout experience that can accelerate checkout speeds for consumers by more than 35%2 compared to a traditional guest checkout. https://newsroom.paypal-corp.com/.

Investor Day Materials and Webcast

The event will be broadcast live on PayPal’s Investor Relations website today at https://paypal2025irday.q4ir.com/home/default.aspx beginning at 8:30 a.m. Eastern Time. Following the event, materials and an archived version of the broadcast will be available at the same location.

About PayPal PayPal has been revolutionizing commerce globally for more than 25 years. Creating innovative experiences that make moving money, selling, and shopping simple, personalized, and secure, PayPal empowers consumers and businesses in approximately 200 markets to join and thrive in the global economy. For more information, visit https://www.paypal.com, https://about.pypl.com/ and https://investor.pypl.com/.

Presentation

All growth rates represent year-over-year comparisons, except as otherwise noted. All amounts in tables are presented in U.S. dollars, rounded to the nearest million, except as otherwise noted. As a result, certain amounts and rates may not sum or recalculate using the rounded dollar amounts provided.

Non-GAAP Financial Measures

This press release includes financial measures defined as “non-GAAP financial measures” by the SEC including: non-GAAP earnings per diluted share. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles (“GAAP”).

[2]

Based on PayPal internal data from November 1, 2024, to December 31, 2024. (n=1,687). Comparing Fastlane accelerated shoppers vs. non accelerated shoppers for merchants that have integrated Fastlane in the U.S.

Certain non-GAAP measures included in this press release were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. We are unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include acquisitions, divestitures, investments, restructuring and other items. The unavailable information could have a significant impact on our GAAP financial results.

Forward-looking statements

This press release contains forward-looking statements relating to, among other things, the future results of operations, financial condition, expectations, and plans of PayPal Holdings, Inc. and its consolidated subsidiaries (“PayPal”) that reflect PayPal’s current projections and forecasts. Forward-looking statements can be identified by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue,” “strategy,” “future,” “opportunity,” “plan,” “project,” “forecast,” “outlook,” and other similar expressions. Forward-looking statements may include, but are not limited to, statements regarding our projected financial and operating results, including our full year 2025 guidance and our outlook for medium-term (i.e., 2027) and other future periods; market opportunity; projected future growth of PayPal’s businesses; capital allocation; and planned or prospective PayPal products, services or features that have not yet been released or generally made available, including with respect to their functionality, availability, timing, and expected benefits.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to PayPal as of the date of this press release and are inherently subject to numerous risks and uncertainties. Our actual results could differ materially from those estimated or implied by forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to compete in markets that are highly competitive and subject to rapid technological change, and to develop and deliver new or enhanced products and services on a timely basis; cyberattacks and security vulnerabilities, and associated impacts; the effect of global and regional political, economic, market and trade conditions, including military conflicts, supply chain issues and related events that affect payments or commerce activity, including inflation and interest rates; the impact of catastrophic events, such as global pandemics, that may disrupt our business, as well as our customers, suppliers, vendors and other business partners; the stability, security and performance of our payments platform; the effect of extensive government regulation and oversight related to our business, products and services in a variety of areas, including, but not limited to, laws covering payments, lending and consumer protection; the impact of complex and changing laws and regulations worldwide, including, but not limited to, laws covering cybersecurity, privacy, data protection, and artificial intelligence; the impact of payment card, bank, or other network rules or practices; risks related to our credit products, including our ability to realize benefits from our agreements with third parties such as our agreement to sell our European BNPL loan receivables; changes in how consumers fund transactions; our ability to effectively detect and prevent the use of our services for fraud, abusive behaviors, illegal activities, or improper purposes; our ability to manage regulatory and litigation risks, and the outcome of legal and regulatory proceedings; our reliance on third parties in many aspects of our business; damage to our reputation or brands; fluctuations in foreign currency exchange rates; changes in tax rates and exposure to additional tax liabilities; changes to our capital allocation, management of operating cash or incurrence of indebtedness; our ability to timely develop and upgrade our technology systems, infrastructure and customer service capabilities; the impact of proposed or completed acquisitions, divestitures, strategic investments, or entries into new businesses or markets; and our ability to attract, hire, and retain highly talented employees. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or contemplated after the date hereof.

More information about factors that could adversely affect PayPal’s results of operations, financial condition and prospects, or that could cause actual results to differ from those expressed or implied in forward-looking statements is included under the captions “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in PayPal’s most recent annual report on Form 10-K and its subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting PayPal’s Investor Relations website at https://investor.pypl.com or the SEC’s website at www.sec.gov. All information in this release speaks as of February 25, 2025. For the reasons discussed above, you should not place undue reliance on the forward-looking statements in this press release. PayPal assumes no obligation to update such forward-looking statements.

Contacts
Investor Relations	Media Relations
investorrelations@paypal.com	mediarelations@paypal.com